Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Ucommune International Ltd

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A ordinary shares, par value US$0.24 per share	(1)	Other	1,000,000	$2.11	$2,110,000.00	0.0001381	$291.39

Total Offering Amounts:						$2,110,000.00		291.39
Total Fee Offsets:								0.00
Net Fee Due:								$291.39

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Offering Note(s)

(1)	Any Class A Ordinary Shares covered by an award granted under the Share Incentive Plan (or portion of an award) that expires, for any reason, is cancelled or terminated without having been exercise or settled or that is forfeited or repurchased and held as treasury shares shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A Ordinary Shares which may be issued under the Share Incentive Plan.

This registration statement on Form S-8 (this “Registration Statement”) registers 1,000,000 Class A ordinary share, par value of US$0.24 per share, of Ucommune International Ltd (the “Registrant”) (the “Class A Ordinary Shares”), representing additional shares of its Class A Ordinary Shares that became available for issuable under the Registrant’s 2020 Share Incentive Plan (the “Share Incentive Plan”) pursuant to an amendment to the Share Incentive Plan approved by the board of directors of the Company on June 25, 2026. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the Share Incentive Plan to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Share Incentive Plan.

The amount to be registered represents the Class A Ordinary Shares available for future issuance under the Share Incentive Plan. The corresponding proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s Class A Ordinary Shares as quoted on the Nasdaq Capital Market on June 23, 2026, which is within five (5) business days prior to the date of this Registration Statement.